Exhibit 10.1

EXHIBIT A

FORM OF
SOCKET COMMUNICATIONS, INC.
SUBSCRIPTION AGREEMENT

Socket Communications, Inc.
c/o Spencer Trask Ventures, Inc.
535 Madison Avenue, 18th floor
New York, NY 10022
Attention: DiAnn Ellis

Ladies and Gentlemen:

1. Subscription. The undersigned (the "Purchaser"), intending to be legally bound, hereby agrees to purchase from Socket Communications, Inc. (the "Company") investment units (the "Units") in the amount set forth on the signature page hereof. Each Unit consists of (i) one share of the Company's Series F convertible preferred stock ("Series F Preferred Stock"), initially convertible into ten (10) shares of common stock ("Common Stock") of the Company (the "Shares"), having the designations, rights, privileges set forth in the certificate of designations annexed to the Memorandum (as defined below) as Exhibit E and (ii) a warrant (the "Warrants," and together with the Shares, the "Securities") to purchase three (3) shares of common stock of the Company ("Common Stock"), in the form of Exhibit F attached to the Memorandum. The minimum subscription for Units shall be $25,000, however, the Placement Agent (as defined below) may, in its discretion, offer less than the minimum subscription amount. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company, dated February 20, 2003, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the "Memorandum"), relating to the offering (the "Offering") by the Company of a minimum of $1,000,000 (the "Minimum Amount") and a maximum of $2,000,000 of Units.

The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety. Certain terms used but not otherwise defined herein shall have the respective meanings provided in the Memorandum.

2. Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to, "American Stock Transfer & Trust Company, Escrow Agent for Socket Communications, Inc." in the full amount of the purchase price of the Units being subscribed for. To request wire transfer instructions, please contact DiAnn Ellis, Spencer Trask Ventures, Inc., telephone no. 212-326-9200, x672. Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest, penalty, expense or deduction if this Subscription Agreement is not accepted by the Company, the Offering is terminated pursuant to its terms or by the Company, or the Minimum Amount of Units is not sold. Together with the check for, or wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed signature page of this Subscription Agreement.

3. Deposit of Funds. All payments made as provided in Section 2 hereof shall be deposited by the Placement Agent as soon as practicable with American Stock Transfer and Trust Company, as escrow agent (the "Escrow Agent"), in an escrow account (the "Escrow Account") until the earliest to occur of (a) the closing of the sale of the Minimum Amount (the "First Closing"), (b) the termination of the Offering by the Company, (c) the rejection of such subscription, or (d) 60 days from the date that the Memorandum is first sent to prospective investors, which period may be extended by the Placement Agent for up to an additional 30 days. The Company and the Placement Agent may continue to offer and sell the Units and conduct additional closings (each, a "Closing") for the sale of additional Units after the First Closing and until the termination of the Offering.

4. Acceptance of Subscription. The Purchaser understands and agrees that the Company or the Placement Agent, in their sole discretion, each reserves the right to accept or reject this or any other subscription for Units, in whole or in part, and in any order, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated or the Minimum Amount is not raised, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, and in any order, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5. Representations and Warranties. The Purchaser hereby represents, warrants, acknowledges and agrees as follows:

(a) Neither the Securities, nor the shares of the Common Stock issuable upon conversion or exercise of the Securities and offered pursuant to the Memorandum, are registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser understands that the offering and sale of the Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement;

(b) The Purchaser and the Purchaser's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the "Advisors"), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein, and the Purchaser and the Advisors, if any, prior to the execution of this Subscription Agreement, have had access to substantially the same kind of information that would be available in a registration statement filed by the Company under the Securities Act;

(c) Neither the Securities and Exchange Commission nor any state securities commission has approved the Units or any of the Securities included in the Units or Common Stock issuable upon conversion or exercise thereof, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any Federal, state or other regulatory authority;

(d) All documents, records and books pertaining to the investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by the Purchaser and the Advisors, if any;

(e) The Purchaser and the Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the offering of the Units and the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and the Advisors, if any;

(f) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Memorandum;

(g) The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Units and is not subscribing for Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(h) The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agent);

(i) The Purchaser, together with the Advisors, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(j) The Purchaser is not relying on the Company, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations as to an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only his own Advisors;

(k) The Purchaser is acquiring the Units solely for the Purchaser's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Units, Securities contained in the Units, or Common Stock issuable upon conversion or exercise thereof, and the Purchaser has no plans to enter into any such agreement or arrangement;

(l) The Purchaser must bear the substantial economic risks of the investment in the Units indefinitely because none of the securities included in the Units may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the securities constituting the Units. Although the Company has the obligation to register for resale the shares of Common Stock underlying the Securities (see Schedule I hereto), there can be no assurance that such registration will be completed within the time frames required by the Company, or at all;

(m) The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Units for an indefinite period of time;

(n) The Purchaser is aware that an investment in the Units involves a number of very significant risks and has carefully read and considered the matters set forth under the caption "Risk Factors" in the Memorandum;

(o) The Purchaser meets the requirements of at least one of the suitability standards for an "accredited investor" as set forth on the Accredited Investor Certification contained herein;

(p) The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(q) The Purchaser and the Advisors, if any, had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business and prospects of the Company deemed relevant by the Purchaser or the Advisors, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to its full satisfaction;

(r) The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the Company or the Placement Agent is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities contained in the Units;

(s) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(t) The Purchaser is satisfied that it has received adequate information with respect to all matters which it or the Advisors, if any, consider material to its decision to make this investment;

(u) The Purchaser acknowledges that any estimates of future prospects, market size, projected research and development expenses, regulatory approvals and any pro forma financial information included in the Memorandum were prepared by the Company in good faith but that the attainment of any such projections and estimates cannot be guaranteed by the Company and should not be relied upon;

(v) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisors, if any, in connection with the offering of the Units or as to the Company, which are in any way inconsistent with the information contained in the Memorandum;

(w) Within five days after receipt of a request from the Company or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or the Placement Agent is subject;

(x) THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. ALTHOUGH THE COMPANY HAS AN OBLIGATION TO REGISTER FOR RESALE THE SHARES OF COMMON STOCK UNDERLYING THE SECURITIES, THERE CAN BE NO ASSURANCE THAT SUCH REGISTRATION WILL BE COMPLETED WITHIN THE TIME FRAMES REQUIRED, OR AT ALL. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

6. Restriction on Additional Issuances. The Company hereby agrees that it shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series F Preferred Stock, authorize or issue any class or series of capital stock of the Corporation which ranks senior to the Series F Preferred Stock with respect to payment of dividends or liquidation or other distribution of assets, or any warrants, options or other rights to purchase such shares of capital stock.

7. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the covenants, agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives and permitted assigns.

8. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, sent by nationwide overnight courier or delivered against receipt to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9). Any notice or other communication given by certified mail shall be deemed given at the time that it is signed for by the recipient except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by nationwide overnight courier shall be deemed given the next business day following being deposited with such courier.

10. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Units, the components thereof, or the underlying securities shall be made only in accordance with all applicable laws.

11. Applicable Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State. The Purchaser agrees that any dispute arising out of or in connection with this Agreement shall be resolved as follows. The Purchaser shall attempt in good faith to resolve such dispute. If, notwithstanding such efforts, such dispute is not resolved within thirty (30) days from the date written notice thereof is delivered by the Purchaser, such dispute shall be settled by arbitration by, and in accordance with, the then existing Code of Arbitration of the National Association of Securities Dealers ("NASD"). Hearings with regard to such dispute shall be held at the offices of the NASD in the City of New York and judgment upon any award rendered pursuant to this Section 11 may be entered in any court of competent jurisdiction. Any award rendered pursuant to the terms and conditions set forth herein shall be final and binding. Any such arbitration shall be had before a single arbitrator designated in accordance with the rules of the NASD. Any party to the arbitration shall be entitled to costs and expenses and reasonable attorney's fees in the event it prevails in any claims, actions, awards or judgment under this Agreement.

12. Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable Federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in such jurisdiction.

13. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

14. Confidentiality. The Purchaser acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

15. Preemptive Rights. Following acceptance of this Subscription Agreement by the Company and a Closing at which a sale of Units to Purchaser is consummated, and for so long as Purchaser or its assigns shall own any shares of Series F Preferred Stock (Purchaser, for such purpose, an "Eligible Purchaser"), the Company hereby grants to the Eligible Purchaser a right (the "Preemptive Right") to purchase all or any part of the Eligible Purchaser's pro rata shares of any "New Securities" (as defined in Section 15.1) that the Company may, from time to time, propose to sell and issue solely for cash. Such pro rata share for Eligible Purchaser, for purposes of this Preemptive Right, is the ratio of (x) the number of shares of Common Stock then held by Eligible Purchaser immediately prior to the issuance of the New Securities (assuming the full conversion of any Series F Preferred Stock, but not including any other shares of Common Stock owned or able to be acquired by Eligible Purchaser), to (y) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of the New Securities (after giving effect to the conversion of all shares of outstanding convertible preferred stock).

15.2 Definition. For purposes of this Section 15, "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

(i) shares of capital stock of the Company issuable upon conversion or exercise of any currently outstanding securities or any New Securities issued in accordance with this Agreement or pursuant to the Offering of Units;

(ii) shares or options or warrants for Common Stock granted to officers, directors and employees of, and consultants to, the Company pursuant to stock option or purchase plans or other compensatory agreements approved by the Board of Directors;

(iii) shares of Common Stock or Preferred Stock issued in connection with any pro rata stock split, stock dividend or recapitalization by the Company;

(iv) shares of capital stock, or options or warrants to purchase capital stock, issued to a strategic investor in connection with a strategic commercial agreement as determined by the Board of Directors;

(v) shares of capital stock, or options or warrants to purchase capital stock, issued pursuant to commercial borrowing, secured lending or lease financing transaction approved by the Board of Directors;

(vi) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity;

(vii) securities issued in an underwritten public securities offering pursuant to a registration statement filed under the Securities Act;

(viii) securities issued to current or prospective customers or suppliers of the Company approved by the Board of Directors as compensation or accommodation in lieu of other payment, compensation or accommodation to such customer or supplier;

(ix) shares of capital stock, or warrants to purchase capital stock, issued to any person or entity that provides services to the Company as compensation therefor pursuant to an agreement approved by the Board of Directors;

(x) any securities offered in a transaction where purchase of such securities by an Purchaser would cause such transaction to fail to comply with applicable federal or state securities laws or would cause an applicable registration or qualification exemption to fail to be available to the Company;

(xi) securities issuable upon conversion or exercise of the securities set forth in paragraphs (i) - (x) above.

15.3 Procedures.

(a) In the event that the Company proposes to undertake an issuance of New Securities for cash, it shall give each Eligible Purchaser written notice (the "Notice") of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Eligible Purchaser shall have twenty (20) business days after receipt of such notice to agree to purchase all or any portion of its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any New Securities subject to the Preemptive Right are not purchased by the Eligible Purchaser within the twenty (20) business day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities that had been subject to the Preemptive Right shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities with respect to which the rights of the Purchaser were not exercised at a price and upon terms, including manner of payment, no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold all offered New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first complying with the procedures set forth in this Section 7.

(b) This Preemptive Right is not assignable by any Eligible Purchaser.

16. Miscellaneous.

(a) This Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. The parties acknowledge that the provisions of Schedule I hereto are incorporated by reference and made a part hereof.

(b) The Purchaser's covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Securities contained in the Units.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g) The undersigned understands and acknowledges that there may be multiple Closings for the Offering and that the Purchase Price per Unit (as defined in the Memorandum) will be determined in relation to the Market Price (as defined in the Memorandum). Accordingly, the undersigned acknowledges and consents to the following: (i) while the dividend rate for all Shares purchased in the Offering will be the same, the amount of dividends paid to purchasers on the Shares will be different based on the Purchase Price per Unit at each Closing and the date of each Closing, (ii) the liquidation preference for the Shares will also vary based on the Purchase Price per Unit at each Closing and (iii) the exercise price of the Warrants will vary based on the Market Price at each Closing.

Accredited Investor Certification
Initial the appropriate item(s)

The undersigned further represents and warrants as indicated below by the undersigned's initials:

A. Individual investors: (Please initial one or more of the following)

1.______I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2. ______I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3.______ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4.______ I am a director or executive officer of Socket Communications, Inc.

B. Partnerships, corporations, trusts or other entities: (Please 'initial one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1.______ an employee benefit plan whose total assets exceed $5,000,000;

2.______ an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3.______ a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

4.______ an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

5.______ a corporation, partnership or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Units, with total assets excess of $5,000,000;

6.______ a trust, not formed for the specific purpose of acquiring the Units, with total assets exceed $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units; or

7.______ an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor under items A(1), (2) or (3) or item B(1) above.

Socket Communications, Inc.
SIGNATURE PAGE TO
SUBSCRIPTION AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of $__________ of Unit(s) (NOTE: to be completed by subscriber):

Date (NOTE: To be completed by subscriber): _______________, 2003. If the purchaser is an INDIVIDUAL, or if the purchasers are INDIVIDUALS who have purchased as JOINT TENANTS, as JOINT TENANTS with RIGHT OF SURVIVORSHIP, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

________________________________ Print Names(s)	________________________________ Social Security Number(s)
________________________________ Signature(s) of Investor(s)	________________________________ Joint Signature
________________________________ Address	________________________________ Date

If the purchaser is a PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY or LIMITED LIABILITY PARTNERSHIP:

________________________________ Name of Partnership, Corporation, Trust, Limited Liability Company or Limited Liability Partnership	________________________________ Federal Taxpayer Identification Number
Address:
By:___________________________	________________________________
Name:________________________	State of Organization
Title:________________________

SUBSCRIPTION FOR ____ UNITS ACCEPTED AND AGREED TO this _____ day of __________ 2003.

SOCKET COMMUNICATIONS, INC.	Title: SPENCER TRASK VENTURES, INC.
By:___________________________ Nane: Title:	By:___________________________

Schedule I

Registration Obligation; Restrictions on Transfer.

1. Certain Definitions. As used in this Schedule I, the following terms shall have the following respective meanings:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

"Holders" shall mean the Purchaser and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred.

"Registrable Securities" shall mean (i) Common Stock held by the Holders or issued or issuable upon conversion of the Series F Preferred Stock, (ii) the Warrant Shares, (iii) the Common Stock issuable upon conversion or exercise of Stock Purchase Warrants held by Spencer Trask Ventures, Inc. ("Spencer Trask"), or (iv) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in (i), (ii) or (iii) above.

The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

"Registration Expenses" shall mean all expenses incurred by the Company in compliance with the registration obligation of the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company.

"Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

2. Restrictions on Transferability. The Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any transferee of such securities shall take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

3. Restrictive Legend. Each certificate representing the Securities, the shares of Common Stock underlying the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Upon request of Purchaser, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either an opinion of counsel or the "no-action" letter referred to in Section 4 to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k) or any successor rule, in which case no such opinion or "no-action" letter shall be required.

4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) if required, a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with Rule 144 promulgated under the Securities Act, (y) in any transaction in which the Purchaser distributes Restricted Securities solely to its stockholders on a pro rata basis for no consideration, or (z) in any transaction in which a holder which is a partnership or limited liability company distributes Restricted Securities solely to its partners or members, as applicable, for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above.

5. Registration on Form S-3.

(i) The Company shall file a registration statement on Form S-3 or other appropriate registration document under the Securities Act for resale of the Registrable Securities and shall use reasonable efforts to maintain the shelf registration effective for a period of 18 months (or so long as a Holder is subject to the volume limitations of Rule 144(e) under the Securities Act). The Company shall (a) file such Registration Statement no later than (30) days after the last Closing Date (the "Filing Date"), (b) use reasonable efforts to cause such Registration Statement to become effective within ninety (90) days after the Filing Date, and (c) cause such Registration Statement to become effective within one hundred and fifty (150) days after the Filing Date.

(ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(iii) In the event that the Company fails to file the registration statement pursuant to this Section 5 no later than thirty (30) days after the last Closing Date or if such registration statement has not been declared effective within ninety (90) days of the earlier of the end of such thirty (30)-day period and the date of filing, the Company shall pay Purchaser an amount equal to two percent (2%) of the purchase price paid by such Purchaser pursuant hereto in respect of each 30-day period (or partial period thereof) of noncompliance. The Company shall make such payments on the first day of each month of noncompliance in respect of the number of days of noncompliance in the immediately preceding month. Notwithstanding the foregoing payments by the Company, the Purchaser may seek any other remedies available by law.

6. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities so registered.

7. Indemnification.

(i) The Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises primarily and directly out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

(ii) Each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising primarily and directly out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

(iii) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(iv) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8. Transfer or Assignment of Rights. The benefits to the Holder hereunder may be transferred or assigned by a Holder to a transferee or assignee of any of the Restricted Securities, provided that the Company is given written notice prior to the time that such right is exercised, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided further that the transferee or assignee of such rights assumes in writing the obligations of the Holder under this Agreement.

9. Registration Procedures. In the case of the registration effected by the Company pursuant to this Schedule I, the Company will keep each Holder who is entitled to registration benefits hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(i) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

(ii) Respond as promptly as reasonably possible to any comments received from the Commission with respect to a registration statement or any amendment thereto.

(iii) Notify the Placement Agent and its counsel as promptly as reasonably possible and (if requested by any such person) confirm such notice in writing no later than one trading day following the day (i)(A) when a Prospectus or any Prospectus supplement or post effective amendment to a registration statement is proposed to be filed and (B) with respect to a registration statement or any post effective amendment, when the same has become effective;

(iv) Furnish such number of prospectuses and other documents incident thereto, including supplements and amendments, as a Holder may reasonably request; and

(v) Furnish to each selling Holder, upon request, a copy of all documents filed with and all correspondence from or to the Commission in connection with any such registration statement other than nonsubstantive cover letters and the like.

(vi) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment; provided, however, that the Company may withdraw, suspend or revoke the effectiveness of a registration statement in the event that the Board of Directors of the Company determines, in good faith, that the Company possesses material information not ripe for disclosure, and that continued effectiveness of such registration statement would be seriously detrimental to the Company or its stockholders, in which case the Company's obligation to file a registration statement shall be deferred for a period not to exceed ninety (90) days.

(vii) Comply with all applicable rules and regulations of the Commission as necessary in order to maintain the effectiveness of such registration statement.

(viii) Require each selling Holder to furnish to the Company such information regarding such Holder, the Registrable Securities to be offered and sold and the intended plan of distribution of the Registrable Securities by such Holder as the Company may request in writing and as shall be reasonably required in connection with any registration, including a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof.

10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

(ii) Use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

11. Reporting Under the Exchange Act. The Company agrees to take no action designed to, or with the effect of, causing the Company to cease to be subject to the reporting requirements of the Exchange Act for so long as a registration statement under this Schedule I is required to be filed or caused to be effective, or shall be required to be or remain effective; provided, however, that the Company may cease to be subject to the reporting requirements of the Exchange Act in the event that it is merged with, or acquired by, an entity that is not subject to such reporting requirements where the Company is not the surviving entity.